EXHIBIT 6.8
                                                                     -----------
                      LOAN, SECURITY AND SERVICE AGREEMENT

         Loan, Security and Service Agreement ("Agreement") made this 12th day of December, 1996 between STERLING FINANCIAL SERVICES CO. ("Lender"), having an address at 500 Seventh Avenue, New York, NY 10018 and EASY MONEY OF VIRGINIA, INC., EASY MONEY OF TN, INC., EASY MONEY OF NEVADA, INC., EASY MONEY OF MARYLAND, INC., GULF INVESTMENT GROUP, INC., EASY MONEY OF LOUISIANA, INC., LONE STAR ENDEAVORS, INC., EASY MONEY OF CALIFORNIA, INC., EASY MONEY OF UTAH, INC. and EASY MONEY OF KENTUCKY, INC., individually and collectively referred to as ("Borrower"). All are corporations having their principal place of business at 5269 Greenwich Road, Virginia Beach, VA 23462.

                                     RECITAL

         Borrower desires to obtain loans from Lender from time to time on a secured basis, and Lender has agreed to do so, subject to and upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the Recital and the mutual covenants herein contained, Lender and Borrower agree as follows:

        1.     REVOLVING LOAN
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               1.1    Amount of Revolving Loan.
                      ------------------------

                      (a) During the term of this Agreement, provided there has not occurred an Event of Default hereunder (as hereinafter defined) or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default hereunder, Lender will provide in its sole and absolute discretion, at one time or from time to time, at the request of Borrower, loans to Borrower on a revolving basis (the "Revolving Loan") in an aggregate amount up to Borrower's Advance Limit (as hereinafter defined) from time to time in effect, which Revolving Loan shall be payable at the earlier of (i) fifteen (15) calendar days from demand by Lender or (ii) such other time as provided in this Agreement. If the outstanding amount of the Revolving Loan shall exceed the Advance Limit at any time, such excess shall be deemed secured by the "Collateral" (as hereinafter defined) and shall be subject to the terms of this Agreement.

                      (b)(i) Definition of Advance Limit. The term "Advance Limit" shall mean the amount of the Revolving Loan which the Lender may, in its sole and absolute discretion, from time to time make to Borrower, up to the lesser of Three Hundred Thousand Dollars ($300,000) or 20% of the amount of the Borrowers "Eligible Receivables" (as hereinafter defined).

                      (ii) Lender shall have the right, from time to time, in its sole and absolute discretion, to increase or decrease the amount of the Advance Limit; and the Revolving Loan advanced on the basis thereof shall nevertheless be secured by the Collateral and subject to the terms of this Agreement.

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                      (iii) If at any time the Obligations (as hereinafter
defined) exceed the dollar amount specified in section 1. 1 (b)(i) above or if the ratio of Eligible Receivables (as hereinafter defined) exceeds the percentage specified in section 1. 1 (b)(i) above, Borrower shall, upon notification of such fact by Lender, forthwith pay to Lender such amount as will reduce the Obligations to the foregoing dollar amount or percentage of Eligible Receivables.

                      (c) Definitions of "Receivables," "Eligible Receivables," "Goods," "Military Allotment Accounts," "Account Debtor," and "Military Account Debtor".

                      (i) The term "Receivables" shall mean all accounts, accounts receivable, contract rights, chattel paper, and general intangibles as defined in the Uniform Commercial Code of New York or of such other state the law of which may be applicable, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower and all rights of Borrower to receive payment or any other consideration, including without limitation, consumer obligations, consumer installment contracts, revolving credit obligations and agreements, invoices, contract rights, choses-in-action, notes, drafts, acceptances, instruments, and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, governmental or taxing authority, corporation or any other entity, including intercompany accounts and notes receivable, all documents, contracts, invoices and instruments evidencing or constituting the same, all security therefor, and all Borrower's rights to goods, sold or unsold (whether delivered, undelivered, in transit, returned, rejected by, or repossessed from customers), which may be represented thereby, whether now existing or hereafter arising, together with all proceeds and products of any and all of the foregoing. Receivables shall include any of the foregoing now existing or hereafter created by Borrower or acquired by Borrower from others.

                      (ii) The term "Eligible Receivables" shall mean the Receivables (a) as to which Borrower has furnished to Lender adequate information at such times and in such form as has been or, from time to time may be requested by Lender to permit Lender to accept the Receivable as an Eligible Receivable, and (b) which meet all of the following criteria on the origination date of the said Receivables and continuing thereafter until collected, and (c) which are in all other respects acceptable to Lender in its sole and unrestricted discretion:

                            (a) Borrower is the sole owner of the Receivables,
and has not sold, assigned, mortgaged or hypothecated, nor released from Lender's security interest, all or any portion thereof, nor are they subject to any claim, lien or security interest of any persons or entities, including without limitation the United States of America, any state, city, town, county, or other local governing unit, or any agencies, authorities, or instrumentalities thereof, except as disclosed on Schedule 5 annexed hereto and made part hereof;

                            (b) The Receivables shall be valid and legally
enforceable, owing to Borrower for the performance of services or the sale of goods arising in the ordinary course of business, whether by Borrower or by others, for which Borrower has delivered, or,

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at the time of origination of the said Receivables, if required by Lender, will deliver to Lender invoices, billings and shipping documents and other documents evidencing the obligation to pay the Receivables;

                            (c) No financing statement covering any Receivables
or the proceeds thereof is on file in any public office except in favor of Lender, and neither Borrower nor Lender has received any notice of any proposed acquisition of a Receivable or security interest therein, except as disclosed in
Schedule 5 annexed hereto and made part hereof;

                            (d) The Account Debtors (as hereinafter defined)
obligated thereon shall remain less than one payment contractually delinquent.

                            (e) The Receivables are not subject to any offsets,
credits, allowances, counterclaims or adjustments due the Account Debtor except usual and customary prompt payment discounts, nor has the Account Debtor returned the goods or indicated any dispute or complaint concerning the goods;

                            (f) Borrower has not received any notice, nor has it
any knowledge of any facts, which adversely affect the credit of the account debtor, and

                            (g) Lender has not notified Borrower that either the
Receivable or the Account Debtor is not an Eligible Receivable.

                      (iii) The term "Goods" shall mean, in addition to the definition thereof contained in the Uniform Commercial Code of the State of New York, consumer goods, machinery and equipment, furniture, furnishings and fixtures, farm products and inventory (including without limitation, all goods intended for sale or lease, or to be furnished under contracts of service, work in process and raw materials, and all materials and supplies of every nature used or usable in connection with the packing, shipping, advertising, selling, leasing for furnishing of such goods), all substitutions, accretions, component parts, replacement parts, replacement thereof and additions thereto, as well as all accessories, motors, engines, auxiliary parts used in connection with or attached thereto and any packing material in which such Goods may be contained, now owned or hereafter created or acquired and wherever located;

                      (iv) The term "Military Allotment Account" shall mean an account maintained in a depository institution by a Military Account Debtor (as hereinafter defined) which account (a) is funded by a payroll allotment initiated by the Military Account Debtor to provide for the direct deposit, out of such Military Account Debtors payroll, of an amount sufficient to meet the Military Account Debtor's monthly obligation to Borrower, and (b) is subject to a debit authorization executed by the Military Account Debtor in favor of Borrower or Lender for the amount of the Military Account Debtors monthly payment obligation.

                      (v) The term "Account Debtor shall mean a person (other than Borrower or a guarantor of the Obligations of Borrower) who is obligated on a Receivable.

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                      (vi) The term "Military Account Debtor" shall mean an
Account Debtor who is a member of the United States Armed Forces and whose remaining enlistment term in the armed forces exceeds the term of said Account Debtors obligations to Borrower on the date such obligations are incurred.

               1.2 Interest Rate. The Revolving Loan shall bear interest during each calendar month at a fluctuating interest rate per annum equal at all times to the greater of Seventeen percent (17%) or Ten percentage points (10%) above the Base Rate (as hereinafter defined) of interest in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in such Base Rate, without notice to Borrower. In no event shall the interest be higher than the maximum lawful rate. Interest shall be calculated on a daily basis upon the unpaid balance with each day representing 1/360th of a year.

               1.3 Base Rate. For the purposes of this Agreement, the "Base Rate" is the base rate of interest announced from time to time by Sterling National Bank . The "Base Rate" in effect as of the date of this Agreement is 8.25%.

               1.4 Payment of Interest. Lender shall send Borrower an invoice for interest on the Revolving Loan at the end of each calendar month. Interest shall be due and payable upon Borrowers receipt of said invoice. Any failure or delay by Lender in presenting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments. Lender may, at its option compute the interest due from Borrower and (a) debit Borrower's account with Lender for the amount of interest due, or (b) add the amount of interest due to the Revolving Loan balance as of the last day of the preceding month, or at any time thereafter, and said interest shall become part of the principal balance owing.

               1.5    Omitted.

        2.     SECURITY INTEREST
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               2.1    Security Interest.
                      ------------------

                      (a) As collateral security for (i) the due and punctual payment of the Revolving Loan, all interest thereon, and any and all extensions, renewals, substitutions and changes in form thereof; (ii) all Obligations (as hereinafter defined); and (iii) all costs and expenses incurred or paid by Lender to enforce its rights pursuant to this Agreement, the Relevant Documents (as hereinafter defined) or otherwise (including without limitation outside or in-house attorneys' fees), Borrower hereby pledges, transfers, assigns, sets over and grants to Lender a first priority and continuing security interest in the Collateral (as hereinafter defined) wherever located and whether now existing or hereafter created or acquired by Borrower, except as may be set forth on Schedule 5 annexed hereto and made part hereof.

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                      (b) Lender shall be under no obligation to proceed against any or all of the Collateral before proceeding to collect the Revolving Loan and Obligations directly from Borrower or any guarantor of Borrower.

               2.2 Continuation of Security Interest. The security interest granted in this Agreement shall continue in full force and effect until the Borrower has fully paid and discharged all of the sums referred to in Subsection
2.1 (a) hereof and until this Agreement is terminated.

               2.3 Definitions of "Obligations", Relevant Documents" and "Collateral".
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                      (a) The term "Obligations" shall mean all indebtedness,
obligations, liabilities, and agreements of every kind and nature of Borrower to or with Lender (including but not limited to the Revolving Loan) and to or with any affiliate of Lender, or of any guarantor of Borrower's indebtedness, obligations, liabilities and agreements to or with Lender, or to, or with any affiliate of Lender, now existing or hereafter arising or acquired, and now or hereafter contemplated, pursuant to this Agreement, the Relevant Documents (as hereinafter defined) or otherwise, whether in the form of financing, letters of credit, bankers acceptances, guarantees, loans, interest, charges, overdrafts, expenses or otherwise, direct or indirect including without limitation any participation or interest of Lender or of an affiliate of Lender in any obligations of Borrower to others, acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, matured or unmatured, primary or secondary, due or to become due, liquidated or unliquidated, secured or unsecured, arising by operation of law or otherwise, including without limitation any future advances, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, the other sums and charges to be paid to Lender pursuant to any other sections of this Agreement, and all interest and late charges on any of the foregoing. "Obligations" shall further include all charges and fees that Lender may have incurred in filing public notices and any local taxes relating thereto, all costs and expenses (including outside or in-house attorneys fees) incurred by Lender in efforts made to enforce payment or to otherwise effect collection of any Receivables, in protecting, maintaining, preserving, enforcing or foreclosing the pledge, lien and security interest in Receivables of Lender hereunder, and in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower, through judicial proceedings or otherwise, all of which Borrower agrees to pay as provided herein. If the Lender shall become liable to the United States of America in relation to wages of employees of Borrower by virtue of Section 3505 of the Internal Revenue Code of 1954 (as added by Section 105 of the Federal Tax Lien Act of 1966), whether or not such amount has been paid by Lender, such amount shall be an Obligation by Borrower to Lender hereunder. Borrower authorizes Lender to pay any such amount to the United States of America on behalf of Borrower, but Lender shall not be obligated to do so or continue to do so. Borrower authorizes Lender to pay to any landlord on behalf of Borrower the amount of any statutory landlord's lien on premises on which or in the contents of which Lender has an interest.

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                      (b) The term "Relevant Documents" shall mean any and all
documents and instruments now or hereafter executed or delivered by Borrower or any guarantor of Borrower to Lender pursuant or incident to this Agreement or otherwise.

                      (c) The term "Collateral" shall mean the following, whether now or hereafter existing or created or now or hereafter acquired by Borrower

                          (i)     The Borrower's Receivables, as defined herein;

                          (ii)    The Borrower's Goods, as defined herein;

                          (iii)   Any claims of Borrower against third parties
for payment of any Receivable or for loss or damage thereto, or destruction thereof, and all documents of title, insurance policies, certificates of insurance, insurance proceeds, securities, chattel paper, and other documents and instruments evidencing or pertaining to any of the foregoing; and all files, correspondence, computer programs, tapes, discs and related data processing software owned by Borrower, or in which Borrower has an interest, which contain information identifying, referring to or relating to any one or more of the items referred to in this Section 2.3(c), or to any account debtor, which information shows the amounts owed by each, payments made thereon, or otherwise is necessary or helpful in the realization thereon or the collection thereof;

                          (iv)    Any and all moneys, securities, drafts, notes,
items, contract rights, leases, personal property and general intangibles (including, without limitation, all customer lists, credit files, supplier lists, catalogs, formulations, manufacturing procedures, quality control procedures, product specifications, sales materials, records and service marks, brand names, patents, patent rights, patent applications, corporate names, franchises, copyrights, licenses, permits, processes, trademarks, trademark rights, trade names, trade name rights, trade styles, and trade secrets, together with the goodwill of Borrower thereby represented);

                          (v)     All other property of Borrower, now or
hereafter held or received by or in transit to Lender from or for Borrower, or which may now or hereafter be in the possession of Lender, or as to which Lender may now or hereafter control possession, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of Borrower, on the books of Lender or on the books of any affiliate of Lender, and all rights and remedies which the Borrower might exercise with respect to any of the foregoing but for the execution of this Agreement;

                          (vi)    All renewals, substitutions, profits,
accessions, accessories, replacements, additions, proceeds and products of, to or for the Collateral, including without limitation, the proceeds of any Receivable, without regard to whether it is an Eligible Receivable; and

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                          (vii)   All property securing the obligations of any
guarantor of the Borrower.

               2.4 Further Assurances. Borrower shall take such steps and execute and deliver such financing statements and other documents all in form and substance satisfactory to Lender relating to the creation, validity, assignment or perfection of the security interests provided for herein, under the Uniform Commercial Code or other laws of the State of New York or of another state or states as Lender may from time to time request. Borrower hereby constitutes Lender and each of its officers, agents or designees as Borrower's Attorney in Fact, with power to execute in Borrower's name and well as in Lenders name and to file such financing statements and other documents. This power, being coupled with an interest, is irrevocable while any Obligations shall remain unpaid. Borrower authorizes Lender to file in its own name as secured party any financing statement under the Uniform Commercial Code which Lender deems necessary or advisable to perfect the security interest which it is intended that Lender have under this Agreement.

               2.5 Delivery of Collateral. Upon written notice to Borrower, Borrower shall, at its expense promptly deliver any or all Collateral not otherwise in the possession or control of Lender to such place as Lender may designate.

        3.     REPRESENTATIONS AND WARRANTIES
               ------------------------------

               Borrower, knowing and intending that Lender shall rely thereon in making the loans contemplated by this Agreement, hereby represents, covenants and warrants to Lender (which representations, covenants and warranties shall be deemed to be incorporated by reference in each confirmatory assignment submitted by Borrower to Lender and shall in any event be deemed to be repeated and confirmed with respect to each Receivable as it is created or otherwise acquired by Borrower) that:

               3.1    Organization and Qualification.
                      ------------------------------

                      (a) Borrower is and will continue to be duly organized and validly existing and in good standing under the laws of the State in which Borrower is incorporated, and is and will continue to be qualified and in good standing in all jurisdictions wherein the character of the property owned or the nature of the business transacted by Borrower makes licensing or qualification as a foreign entity necessary.

                      (b) A true, accurate and complete copy of Borrower's valid resolution authorizing the transactions contemplated herein, and Borrower's certificate of incorporation and by-laws all as in effect on the date hereof and certified by the Secretary of the Borrower, has been delivered to Lender.

               3.2    Due Authorization; No Default; Compliance with Law.
                      ---------------------------------------------------

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                      (a) The execution, delivery and performance by Borrower of this Agreement and the Relevant Documents have been duly authorized by all necessary action on the part of Borrower; are not inconsistent with its certificate of incorporation, by-laws and other governing documents; do not contravene any law, governmental rule, regulation or order applicable to Borrower; and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument or any order, writ, injunction or decree to which Borrower is a party or by which it or its properties or assets are bound.

                      (b) This Agreement and the Relevant Documents, upon their execution and delivery will constitute the legal, valid and binding agreements of Borrower, enforceable in accordance with their terms.

                      (c) Borrower's conduct of its business, and all documents and procedures used by Borrower in the conduct of its business, comply in all respects with any and all federal, state or local laws and regulations applicable thereto. At Lender's request, Borrower shall provide to Lender an opinion letter from counsel in each jurisdiction where Borrower enters into retail installment contracts for which payment is made, that such contract and method of payment are valid and enforceable, and do not violate any federal, state or local laws or regulations. The substance of each opinion letter shall be satisfactory to Lender's counsel in its sole discretion.

               3.3 No Governmental Consent Necessary No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any governmental authority or agency is required with respect to the execution, delivery and performance by Borrower of this Agreement and the Relevant Documents.

               3.4 No Proceedings. There are no actions, suits, or proceedings pending or threatened against or affecting Borrower in any court or before any governmental commission, board or authority.

               3.5    Financial Statements.
                      --------------------

                      (a) Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender to induce it to enter into this Agreement, and to continue to provide financing under this Agreement or otherwise in connection herewith, now do and hereafter will truly and accurately represent the financial condition of Borrower as at the respective dates thereof and the results of its operations for the periods for which the same are furnished to Lender. All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects. All such financial statements and other information have been prepared, or will have been prepared at the time of issuance, in accordance with generally accepted accounting principles consistently applied during all periods by certified public accountants acceptable to Lender.

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                      (b) Except as shown on the most recent financial
statements which have been delivered to Lender and as set forth on Schedule 1 attached hereto and made part hereof, Borrower and any guarantors of Borrower have no other liabilities as of the date hereof.

               3.6 Borrower's Solvency; Changes in Financial Condition. Borrower and all guarantors of Borrowers Obligations are solvent and will remain so and have induced Lender to make advances hereunder upon the written representations of Borrower and the guarantors of Borrowers concerning their financial responsibility, which they agree to renew in writing to Lender upon request from time to time, but in any event not less than once each year. No federal tax lien has been assessed against Borrower or a guarantor of Borrower which remains unpaid and undischarged. Borrower is not and will not be during the term of this Agreement in default to the United States of America or to any state in payment or deposit of any withholding taxes or F.I.C.A. taxes, and will furnish proof in respect thereto on request. There has been no material change in the financial condition of Borrower or of any guarantor of Borrower since the date of their last financial statements which have been delivered to Lender and are listed on Schedule 1 attached hereto and made part hereof.

               3.7    Receivables.
                      -----------

                      (a) Any list or schedule of Receivables delivered by Borrower to Lender at any time shall be complete and shall contain an accurate aging of the Receivables listed.

                      (b) At the time any Receivable becomes subject to a security interest in favor of Lender Said Receivable shall be a good and valid account representing an undisputed, unconditional bona fide indebtedness incurred by the Account Debtor named therein for merchandise sold and delivered, or if so indicated in the papers delivered to Lender, sold and shipped, or sold and held subject to delivery instructions, or for services theretofore fully performed by the Borrower for said Account Debtor. There are and shall be no set-offs or counterclaims or rights of recoupment against any such Receivable; no agreement under which any deduction or discount may be claimed shall have been made with Borrower on any such Receivable except as indicated in a written list, statement, or invoice furnished to Lender; and Borrower shall be the lawful owner of each such Receivable and shall have the right to subject the same to a first and prior security interest in favor of Lender, without limitation by any agreement or document to which Borrower is a party or by which it is bound. No such Receivable shall have been or shall thereafter be sold, assigned or transferred to any person other than Lender or in any way encumbered except to Lender and no other person shall have proceeds claims thereto, and the Borrower shall defend the same against the claims and demands of all persons.

                      (c) All statements made and all unpaid balances appearing in the invoices, documents and instruments representing or constituting any Receivable or in the title retention or security agreement accompanying such Receivable, and the nature of the transaction as indicated, are true and correct and are in all respects what they purport to be. All signatures and endorsements appearing thereon are genuine and all signatories and endorsers have full capacity to contract.

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               3.8    Value of Goods. Borrowers Goods now are and shall continue to be usable or saleable in the ordinary course of its business. Obsolete Goods, Goods below standard quality and Goods in the process of repair have been written down to realizable market value on Borrowers balance sheet, or adequate reserves have been provided therefor, and the values carried on the balance sheet are set at the lower of cost or market, in accordance with generally accepted accounting principles consistently applied.

               3.9 Taxes and Assessments. Borrower has paid and discharged when due, and shall continue to pay and discharge when due, all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessments and other charges have become due. Borrower has filed all tax returns, federal, state, and local, and all related information, required to be filed by it.

               3.10 Location of Collateral. Schedule 2 to this Agreement accurately lists (a) all lessors of property leased by Borrower; (b) all mortgagees of property owned by Borrower; and (c) all premises where Collateral is or will be located. Borrower will not remove any Collateral, or cause or suffer any Collateral to be removed, from the premises listed on Schedule 2 except in the ordinary course of Borrower's business or with Lender's prior written consent.

               3.11 Other Liens. Borrower has good and marketable title to and owns all of the Collateral free and clear of any and all liens, encumbrances or security interests whatsoever, except (i) those encumbrances created pursuant to this Agreement; and (ii) those encumbrances set forth on Schedule 5 annexed hereto and made part hereof. None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent pursuant to Borrower's doing of the same to Lender.

               3.12 Books and Records. Borrower maintains its books and records at the address set forth in Schedule 4 annexed hereto and made part hereof.

               3.13 Representations, Covenants, Warranties, and Statements True, Accurate and Complete.
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                      (a)    None of the representations, covenants, warranties
or statements made to Lender in, or in connection with, this Agreement or the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make such statements true and correct in light of the circumstances in which they are or will be made.

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                      (b)    All representations, covenants, warranties,
representations, and statements made herein or in the Relevant Documents by Borrower are, and will be true, and accurate at all times.

               3.14 Names; Locations of Offices. Schedule 4 annexed hereto and made part hereof sets forth a complete and accurate list of:

                      (a) All names by which Borrower now is known or under which Borrower now is conducting business, including without limitation, all trade names, and all names by which Borrower has been known or under which Borrower has conducted business during the past ten years, including without limitation, all trade names; and

                      (b) All offices and locations from which Borrower conducts any of its business or operations and its chief executive office if it has more than one place of business.

        4.     AFFIRMATIVE COVENANTS
               ---------------------

               Borrower covenants and agrees that it will pay all Obligations when due. Until payment in full of all Obligations and the termination of this Agreement, Borrower covenants and agrees that it will:

               4.1 Notify Lender. Promptly notify Lender if any one or more of the representations and warranties made by Borrower in this Agreement or in any Related Documents shall no longer be entirely true, accurate and complete or upon the occurrence of an Event of Default (as hereinafter defined).

               4.2 Pay Taxes and Liabilities; Comply with Agreements. Promptly pay when due all indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to any party however created, incurred, evidenced, acquired, arising or payable, including income and excise taxes with respect to any of the Collateral, or any wages or salaries paid or payable by Borrower or otherwise.

               4.3 Observe Covenants etc. Observe, perform and comply with the covenants, terms and conditions of this Agreement, the Relevant Documents and any other agreement or document entered into between Borrower and Lender or any affiliate of Lender.

               4.4 Maintain Corporate Existence and Qualifications. Maintain and preserve, in full force and effect, its existence and rights, franchises, licenses and qualifications necessary to continue its business, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business.

               4.5    Information and Documents to be Furnished to Lender.
                      ----------------------------------------------------

                      (a) Borrower shall notify Lender if any Receivable includes any tax due to any governmental taxing authority. If a Receivable includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its discretion, to pay the amount thereof for the account of Borrower and to charge the amount of such payment to the Revolving Loan.

                      (b) Lender shall have the right at any time and from time to time to request from obligors indebted on Receivables, in the name of Borrower or in the name of Lenders or Borrowers accountants, information concerning any Receivable and the amounts owing thereon. Borrower agrees to maintain books and records pertaining to Collateral in such detail, form, and scope as Lender shall require and to promptly notify Lender of any change of name or address of Borrower or of the legal entity of Borrower, or of the partnership structure of the Borrower or of the location of Collateral. Borrower shall mark Borrowees ledger cards, books of account and other records relating to Collateral with appropriate notations satisfactory to Lender disclosing that they are subject to Lenders security interest. All records, ledger sheets, correspondence, invoices, delivery receipts, documents and instruments relating to Collateral shall be delivered to Lender, and until delivered to Lender, be kept by Borrower, without cost to Lender, in appropriate containers and in safe places at the same locations as they were located at the time this Agreement is entered into and shall bear suitable legends identifying them as being under Lender's dominion and control. Lender shall at all reasonable times have full access to and the right to audit any and all of Borrower's books and records, including but not limited to books and records pertaining to Collateral and including all files and correspondence with creditors and customers and to confirm and verify the amounts owing on Receivables and the value and collectibility of other Collateral and to do whatever else Lender reasonably may deem necessary to protect its interest.

                      (c) Borrower hereby irrevocably authorizes and directs all accountants and auditors employed or engaged by Borrower at any time during the term of this Agreement and all data processing centers or other persons holding materials herein mentioned relating to Borrower to exhibit to Lender and to deliver to it copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in their possession, or data processing cards, disks, tapes, programs, tabulating runs, or similar material and to disclose to Lender any information they may have concerning Borrower's financial status and business operations, whether relating to Receivables or otherwise, and authorizes Lender to rely thereon. Borrower will at the request of Lender execute confirmatory letters of direction in accordance with this paragraph.

                      (d) Borrower shall furnish confirmatory assignments and schedules of Collateral to Lender with each transmittal of Collateral at the time the initial Revolving Loan is made hereunder and from time to time thereafter, or as requested by Lender, in form and substance satisfactory to Lender, confirming Lender's continuing security interest in all present and future Collateral owned by Borrower, and together with each such confirmatory assignment and schedule to deliver to Lender the original consumer obligations, consumer contracts, revolving credit obligations, notes, chattel paper, evidences of indebtedness, leases, mortgages, certificates of title and such other instruments, contracts and documents evidencing, constituting or relating to Collateral or any security therefor as Lender may request, all of which shall bear or be accompanied by such endorsements, signatures, transfers or specific assignments as Lender shall require. Lender or any of Lender's agents or employees may, in the name and on behalf of Borrower execute any missing endorsements, signature, transfer or assignment or correct any defects therein, and Borrower hereby appoints Lender and any of agents or employees as attorneys-in-fact for Borrower to do any of the foregoing. To the extent such information is not otherwise known or available to Lender, Borrower agrees to furnish to Lender from time to time such reports in such detail and in such form as is satisfactory to Lender showing the amount of the outstanding Collateral, the amounts collected thereon, and such other information relating to Collateral as Lender may require. Borrower agrees to cause each of its present and future subsidiaries, if any, to execute such confirmatory assignments and schedules and to deliver such instruments and to furnish such reports relating to any and all Collateral in the same manner and with the same frequency as is required of Borrower under this Agreement.

                      (e) Borrower agrees to furnish to Lender the following:

                             (i) Annual Financial Statements. As soon as
delivered to any other creditor or regulatory body, but in no event later than one hundred twenty (120) days after the end of each fiscal year, its balance sheet as at the end of such year, and its statement of income and retained earnings for such fiscal year, all in reasonable detail, all prepared in accordance with generally accepted accounting principles consistently applied, and all audited by independent certified public accountants whose opinion thereon shall be unqualified. The certified public accountants shall be of recognized standing selected by Borrower and satisfactory to Lender.

                             (ii) Semiannual Financial Statements. As soon as
delivered to any other creditor or regulatory body, but in no event later than ninety (90) days after the first six months of each fiscal year, its balance sheet as at the end of that six month period, and its statement of income and retained earnings for that period, all in reasonable detail, all prepared in accordance with generally accepted accounting principles consistently applied, and all reviewed without qualification by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Lender.

                             (iii) Quarterly Financial Statements. As soon as
delivered to any other creditor or regulatory body, but in no event later than sixty (60) days after the end of each of its first, second and third fiscal quarters, its balance sheet as at the end of each such period and its cumulative statement of income for the applicable three, six or nine month period ended on the date of such balance sheet, all in reasonable detail, all prepared in accordance with generally accepted accounting principles consistently applied, compiled by independent certified public accountants and certified by the Borrowers chief executive and chief financial officers. The certified public accountants shall be of recognized standing selected by Borrower and satisfactory to Lender.

                             (iv) Monthly Financial Statements. As soon as
delivered to any other creditor or regulatory body, but in no event later than forty-five (45) days after the end of each month except those months which are the last months of the fiscal periods referred to in (i) through (iii) above, its balance sheet as at the end of such month and its cumulative statement of income and retained earnings for the period beginning on the first day of its fiscal year and ended on the date of such balance sheet, all in reasonable detail and certified by Borrowers chief executive and chief financial officers.

               4.6    Collections.
                      -----------

                      (a) Borrower will render such assistance to Lender in billing Account Debtors, as set forth in section 1.5(a) above as Lender shall request. Lender shall send letters to Account Debtors who default on payments and shall forward any communications received from Account Debtors to Borrower, but except as set forth in section 6.2 below, Borrower will at its own cost and expense adjust all claims and disputes with Account Debtors.

                      (b) All collections from Receivables shall be remitted directly to Lender. Any remittance received by Borrower from Account Debtors shall be presumed to constitute collections on Receivables, shall be subject to the security interest granted to Lender hereunder, and shall be remitted by Borrower to Lender in the form received by Borrower. All amounts remitted on Receivables shall be credited to Borrowers current account with Lender. The excess of collections over Obligations as defined herein shall be paid to Borrower at the termination of this Agreement, or at such earlier time as Lender may determine. No check, draft or other instrument received by Lender shall constitute payment to Lender unless and until such instrument has actually been collected and credited as collected to Lender's account. At Lenders option, up to three business days shall be allowed subsequent to receipt of remittance checks of Account Debtors or Borrower to permit bank clearance and collection of such checks before the amount thereof shall be deemed collected by Lender. Lender shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver in Lender's name or in the name of Borrower any and all checks, notes, drafts and other instruments for the payment of money which may at any time be delivered to or otherwise received by Lender. Borrower hereby authorizes Lender to affix, by facsimile signature or otherwise, the general or special endorsement of Borrower, in such manner as Lender shall deem advisable, to any such check, note, draft or other instrument in the event the same has been delivered to Lender without appropriate endorsement, and Lender and any bank in which Lender may deposit any such instrument is hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Borrower to the same extent as though it were manually executed by the duly authorized officer of Borrower, regardless of whom or under what circumstances or by what authority such facsimile signature or other endorsement is actually affixed, without duty of inquiry or responsibility as to such matters, and Borrower and each guarantor of Borrower and endorser of the Obligations hereby waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

                      (c) Borrower shall pay to Lender on demand the unpaid portion of any Receivable which was formerly an Eligible Receivable and which has been assigned or transferred to Lender or in which Lender otherwise has an interest (1) if such Receivable was not paid promptly at its maturity; (ii) if the services out of which the Receivable arises have not been performed to the satisfaction of the Account Debtor, or the goods out of which the Receivable arises have not been delivered to or accepted by the Account Debtor, or if Account Debtor has returned or sought to return the goods or made any complaint or claimed any adjustment with respect thereto; (iii) if any petition under the Bankruptcy Act or any similar Federal or State statute or a petition for receivership has been filed by or against the Account Debtor or its property or if it has made an assignment for the benefit of creditors or
(iv) if the Lender shall at any time reasonably have rejected the Receivable as no longer eligible.

               4.7    Insurance Required.  Borrower shall:
                      -------------------

                      (a) Cause one or more insurance policies to be maintained, in full force and effect on all Collateral given as collateral security for all Obligations, with responsible companies in such amounts, and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which Borrower operates (including but not limited to use and occupancy insurance, product liability insurance, Federal Flood Insurance (if available) and fidelity bonds), in any event not less in amount and type of coverage than it has in force on the date of execution of the Agreement. Said insurance policy or policies shall:

                             (i) Be in form and with insurers which are
satisfactory to Lender;

                             (ii) Be for such risks and for such insured values
as Lender may require in order to replace the property in the event of actual or constructive total loss;

                             (iii) Designate Lender as additional loss payee as
its interests may from time to time appear;

                             (iv) Contain a "breach of warranty clause" whereby
the insurer agrees that a breach of the insuring conditions or any negligence by Borrower or any other person shall not invalidate the insurance as to the Lender;

                             (v) Provide that they may not be canceled or
materially altered without thirty (30) days prior notice to the Lender; and

                             (vi) Upon demand, be delivered to Lender.

                      (b) Notice of Loss. In the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer. Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

                      (c) Proceeds. Forthwith upon receipt of insurance proceeds, Borrower shall endorse and deliver the same to Lender.

                      (d) No Duty for Lender. In no event shall Lender be required to (i) ascertain the existence of or examine any insurance policy or
(ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

               4.8 Condition of Collateral; No Liens. Borrower shall maintain all Collateral in good condition and repair at all times, preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any liens and encumbrances whatsoever, except those liens and encumbrances created pursuant hereto or disclosed herein.

               4.9 Payment of Proceeds. Borrower shall forthwith upon receipt of all proceeds of Collateral, pay such proceeds over to Lender, and such proceeds shall thereupon be credited to Borrower's current account with Lender. The excess of such proceeds over Obligations as defined herein shall be paid to Borrower at the termination of this Agreement, or at such earlier time as Lender may determine.

               4.10 Further Assurances. Borrower shall at any time or from time to time upon request of Lender, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effectuate more fully the purposes of this Agreement, the Relevant Documents and any other instruments, documents and agreements which shall be executed simultaneously herewith, or which may hereafter be executed by Borrower with regard to the transactions contemplated hereby.

               4.11 Pay Legal Fees and Expenses. Borrower shall pay to Lender, upon demand, together with interest at the rate set forth in Section 1.2 hereof, from the date when incurred or advanced by Lender until repaid by Borrower all costs, expenses or other sums incurred or advanced by Lender (including legal fees and disbursements) to preserve, collect, protect its interest in or realize on the Collateral, and to enforce Lender's rights as against Borrower, any Account Debtor, or guarantor of Borrower, or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement or the Relevant Documents including without limitation legal fees, expenses and disbursements and those expenses referred to in Sections 6.5, 6.7 and 3.5 hereof. All such expenses, costs and other sums shall be deemed Obligations secured by the Collateral.

               4.12 Records. Borrower shall at all times keep accurate and complete records of the Collateral and the status of each Receivable.

               4.13 Delivery of Documents. If any proceeds of Receivables shall include or any Receivable shall be evidenced by notes, trade acceptances or instruments or documents, or if any goods are covered by documents of title or chattel paper, whether or not negotiable, Borrower shall immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse the same on Borrowers behalf.

               4.14 United States Contract. If any Receivables arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Lender and execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act or other applicable law.

               4.15   Name Changes; Location Changes.
                      ------------------------------

                      (a) Immediately notify Lender if Borrower is known by or conducting business under any names other than those set forth on Schedule 4 annexed hereto and made part hereof, and

                      (b) Immediately notify Lender if Borrower is conducting any of its business or operations at or from offices or locations other than set forth on Schedule 4 annexed hereto and made part hereto, or if it changes the location of its chief executive office.

        5.     NEGATIVE COVENANTS
               ------------------

               Until the termination of this Agreement or payment in full of all Obligations, Borrower covenants and agrees that it will not:

               5.1 Consolidation, Merger, Acquisition. Consolidate with, merge with, be acquired by, or acquire the stock or assets of any person, firm, joint venture, partnership, purchase of stock or otherwise not without written consent from Lender. Lender will not reasonably withhold.

               5.2 Disposition of Assets or Collateral. Sell, lease, transfer, convey or otherwise dispose of any or all of its assets or Collateral, other than the sale or lease of goods in the ordinary course of business.

               5.3 Other Liens. Incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on the Collateral or any of its assets, whether now owned or hereafter created or acquired, except (a) liens for taxes not delinquent; (b) those liens in favor of Lender created by this Agreement and Relevant Documents; and (c) those liens existing on the date hereof and as set forth on Schedule 5 annexed hereto and made part hereof.

               5.4 Other Liabilities. Incur, create, assume or permit to exist any indebtedness or liability on account of borrowed money, the deferred purchase price of property, or leases except (a) Obligations to Lender; (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing; or (c) those liabilities existing on the date hereof and appearing in financial statements of Borrower delivered to Lender.

               5.5 Loans. Except as otherwise allowed herein Borrower shall not make loans to any person, firm or entity.

               5.6 Guaranties. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm or entity except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions with Lender in the ordinary course of business; or (b) contingent obligations under letters of credit entered into in the ordinary course of business for the purchase of merchandise for resale by Borrower.

               5.7 Remove Collateral. Except as otherwise provided in this Agreement, remove, or cause or permit to be removed, without Lender's prior written consent, any Collateral or assets of Borrower from those premises set forth on Schedule 2 annexed hereto and made part hereof except in the ordinary course of business.

               5.8 Transfers of Notes or Receivables. Sell, assign, transfer, discount or otherwise dispose of any Receivable or any promissory note payable to it with or without recourse, except for collection with Lender in the ordinary course of business.

               5.9 Dividends and Distributions. It will not purchase, redeem or otherwise acquire for value any shareholder or partnership interests of Borrower or return any capital to the shareholders or partners of Borrower and during the term of this Agreement, Borrower will pay dividends to shareholders or make distributions of profits to partners of Borrower, except for local, state and federal taxes.

               5.10 Modification of Documents. Change, alter or modify, or permit any change, alteration or modification of its certificate of incorporation, by-laws or other governing documents without Lender's prior written consent.

               5.11 Change Business. Change or alter the nature of its business.

               5.12 Settlements. Compromise, settle or adjust any claims in a material amount relating to any of the Collateral, without the prior written consent of Lender.

               5.13 Change Location or Name. Change the place where its books and records are maintained or change its name or transact business under any other name without the prior written consent of the Lender.

        6.     MISCELLANEOUS RIGHTS AND DUTIES OF LENDER
               -----------------------------------------

               6.1 Charges Against Credit Or Deposit Balances. Lender, without demand and acting in its sole and absolute discretion, in each instance, may charge and withdraw from any credit or deposit balance which Borrower may then have with Lender or with any affiliate of Lender, any amount which shall become due from Borrower to Lender under this Agreement. Lender within a reasonable time thereafter shall advise Borrower of each such charge.

               6.2 Collections; Modification of Terms. Lender may, in its sole and absolute discretion and at any time, demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for, or make any compromises with respect to any Collateral it deems desirable including without limitation extending the time of payment, arranging for payment in installments, or otherwise modifying the terms with respect to payment or rights with respect to the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted hereunder.

               6.3 Notification of Account Debtors. At any time, whether or not an Event of Default (as hereinafter defined) has occurred or is continuing, Lender, if it has not already done so, may notify the Account Debtors or obligors on any of the Collateral to make payment directly to Lender, and Lender may endorse all items of payment received by it which are payable to Borrower. Borrower, at the request of Lender, shall notify the Account Debtors or other obligors of Lender's security interest in the Collateral.

               6.4 Uniform Commercial Code. At all times during the term of this Agreement or until all sums due hereunder have been paid, and whether or not an Event of Default has occurred or is continuing, Lender shall be entitled to all the rights and remedies of a secured party under the Uniform Commercial Code as enacted in New York, as the same may be amended from time to time.

               6.5 Preservation of Collateral. At all times during the term of this Agreement or until all sums due hereunder have been paid, and whether or not an Event of Default has occurred or is continuing, Lender may take any and all action which in its sole and absolute discretion is necessary or proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower which might, in Lenders sole and absolute discretion, impair the Collateral or Lender's security interest therein, purchase insurance on the Collateral, repair the Collateral, or pay taxes or assessments thereon, and the sums so expended by Lender shall be secured by the Collateral, shall constitute a portion of the Obligations and shall be payable on demand with interest at the rate set forth in Section 1.2 hereof from the date expended by Lender until repaid by Borrower.

               6.6 Mails. Lender is authorized to (and Borrower shall, upon request of Lender) notify the postal authorities to deliver ail mail, correspondence or parcels addressed to Borrower to Lender at such address as Lender may direct. Lender will return to Borrower mail received by it that does not represent collections of Receivables or matters relating to the Collateral after the Lender has examined same.

               6.7 Lender's Right to Cure. In the event Borrower shall fail to perform any of its obligations hereunder or under any of the Relevant Documents, then Lender, in addition to all of its rights and remedies hereunder, may perform the same at the cost and expense, or for the account, of Borrower, but shall not be obligated to do so. In any such event, Borrower shall promptly reimburse Lender together with interest at the rate set forth in Section 1.2 hereof from the date such sums are expended until repaid by Borrower.

               6.8 Test Verifications. Lender shall have the right to make test verifications of any and all Collateral in any manner and through any medium Lender considers advisable, and Borrower shall render any necessary assistance to Lender in such regard.

               6.9 Power of Attorney. Borrower hereby irrevocably appoints Lender as its lawful attorney and agent in fact to execute financing statements and other documents and agreements as Lender may deem necessary for the purpose of perfecting any security interests, mortgages or liens under any applicable law. Further, Lender is hereby authorized to file on behalf of Borrower, in its name, and at its expense, such financing statements, documents or agreements in any appropriate governmental office. Lender shall give Borrower notice of any filing made hereunder. Borrower hereby grants a power of attorney to Lender to endorse Borrower's name on checks, notes, acceptances, drafts and any other instruments requiring Borrower's endorsement, to change the address where Borrower's mail pertaining to the collection and administration of Collateral should be sent and to open all such mail and to do such other acts and things necessary to effectuate the purposes of this Agreement. All acts by Lender, its agents, employees, and attorneys are hereby ratified and approved, and neither the Lender, nor its agents, employees, and attorneys, shall be liable for any acts of omission or commission, or for any error of judgment or mistake. Borrower hereby grants a power of attorney to Lender to file proofs of loss respecting the Collateral with the appropriate insurers and to endorse any checks or drafts constituting insurance proceeds. The powers of attorney granted to Lender in this Agreement are coupled with an interest and are irrevocable so long as this Agreement is in force. Lender will provide Borrower with copies of any documentation which the Lender creates or files hereunder.

               6.10   Omitted.
                      -------

        7.     DEFAULT.
               --------

               The occurrence of any of the following shall constitute an event of default ("Event of Default"):

               7.1 Failure to Pay. Failure to pay any Obligation or part thereof, including any installment of principal or interest or other charges due and owing to Lender when due;

               7.2 Failure to Perform. Failure to perform or abide by any covenant contained in this Agreement or the Relevant Documents;

               7.3 Cross Default; Default on Other Debt. The occurrence of any default on any other obligation or indebtedness of Borrower or any guarantor of Borrower to any third parties so that the holder of such obligation or indebtedness declares such obligation or indebtedness due prior to its date of maturity;

               7.4 False Representation or Warranty. Borrower shall have made any representation or warranty in this Agreement, the Relevant Documents, or in any document or certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made or thereafter;

               7.5 Petition By or Against Borrower. Borrower ceases to do business as a going concern or makes an assignment for the benefit of creditors, or any proceeding shall have been commenced by or against Borrower under any bankruptcy law or any amendment thereto (including without limitation a petition for reorganization, arrangement or extension) or under any other insolvency laws providing for the relief of debtors, or Borrower shall be adjudicated bankrupt, insolvent or in need of any relief provided to debtors by any court, or if a meeting of Borrowers creditors shall have been called;

               7.6 Appointment of Receiver. A receiver, custodian, trustee, conservator or liquidator is appointed for Borrower, or all or a substantial part of its assets;

               7.7 Judgments; Levies. If any final judgment or judgments (except those covered by insurance), or any levy, sequestration, or attachment, which in the aggregate exceed $5,000.00, against Borrower or its property, remains unpaid, undischarged, unsatisfied, unbonded or undismissed;

               7.8 Change in Condition. There occurs any change in the condition or affairs, financial or otherwise, of Borrower or of any endorser, guarantor of Borrower or surety for the liability of Borrower to Lender which in the opinion of Lender impairs Lender's security or increases its risk;

               7.9 Change in Ownership. At any time fifty-one percent (51 %) or more of the beneficial ownership of the Borrower shall not be owned by David Greenberg, Tami Vangorder and Jerome Greenberg;

               7.10   Insecurity. At any time the Lender deems itself insecure;

               7.11 Liquidation or Dissolution. The liquidation and/or dissolution of Borrower.

        8.     REMEDIES.
               ---------

               8.1    Acceleration: Right To Proceed Against Collateral.
                      --------------------------------------------------

                      (a) Upon notice by Lender of the occurrence of an Event of Default, the total amount (the "Default Amount") of (i) the aggregate amount of the unpaid balance of principal and interest of the Revolving Loan and all other sums which are then due and unpaid; and (ii) any other amount of principal and interest remaining to be repaid on all Obligations together with interest on the Default Amount at the rate provided for in Subsection 1.2 hereof, from said occurrence until paid in full shall, at the option of Lender, become immediately due and payable without further notice or demand; and

                      (b) Borrower shall, at its expense, promptly deliver any or all Collateral not otherwise in the possession or control of Lender to such place as Lender may designate. In addition, and not as an alternative to the preceding sentence, Lender shall have the right to enter upon the premises where the Collateral is located and (a) utilize any premises owned or leased by Borrower for the purpose of selling the Collateral, or (b) take immediate possession of and remove the Collateral, all without liability to Borrower except such as is occasioned by the gross negligence of Lender, its employees or agents. Lender may sell, or cause to be sold, an Borrower's premises or elsewhere, any or all of the Collateral in one or more public or private sales or other dispositions, on such terms and at such price as Lender may deem advisable, for cash or an credit, for immediate or future delivery, in bulk or in parcels, without assumption of any credit risk, without demand of performance (which demand is hereby expressly waived), all on three (3) days notice to Borrower (if any notice is required by law) of any public sale or the time after which a private sale or other disposition may be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition, and in connection therewith Lender may grant options and may impose reasonable conditions thereon, and the purchasers of any Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of any kind, including any equity of redemption of Borrower (any such equity being hereby expressly waived and released), and Lender or any of its nominees or agents may buy the Collateral at any public sale. Lender may also elect to retain the Collateral or any part thereof and may apply the proceeds from the liquidation of the Collateral to Borrower's Obligations. The proceeds, if any, of any such sale or liquidation by Lender shall be applied: First, to the payment of all fees and expenses incurred by Lender as a result of such Event of Default, including without limitation any legal fees and expenses incurred in obtaining possession of the Collateral, preparing the Collateral for sale or lease, and selling and/or liquidating it; Second, to pay the Default Amount to the extent not previously paid by Borrower; and Third, to pay any excess remaining thereafter to Borrower. Borrower agrees that any action taken by Lender in accordance with this section 8.1(b) shall be deemed to be commercially reasonable.

                      (c) In addition to and notwithstanding any other rights granted by law or this Agreement (or any limitations contained in this Agreement on any such rights), Lender shall have the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code of the State of New York.

               8.2    Set-Offs.
                      --------

                      (a) Upon the occurrence of an Event of Default, Lender shall have the right, immediately and without notice or other action to set-off against any Obligations any money owed by Lender (or any affiliate of Lender) in any capacity to Borrower, including, without limitation money in any credit or deposit account, whether or not then due, and Lender shall deemed to have exercised such right of set off and to have made a charge against any such money immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto.

                      (b) If other lenders, including without limitation, affiliates of Lender, have participated with Lender with respect to loans to Borrower pursuant to the terms hereof, then, Borrower hereby authorizes such other participating lenders, upon the occurrence of an Event of Default, immediately and without notice or other action, at the request of Lender, to set off against any of Borrower's liabilities to Lender any money owed by such participating lenders in any capacity to Borrower, whether or not due, and to remit the monies set-off to Lender.

               8.3 Cumulative Remedies; Waivers. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity. No express or implied waiver by Lender of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right provided herein. The Events of Default and remedies provided herein are in addition to and are not restrictive of and shall be in addition to any and all other rights and remedies of Lender provided under the Uniform Commercial Code or other applicable law.

               8.4 Waive Jury Trial. Lender and Borrower hereby waive all right to a trial by jury in any litigation relating to this Agreement, the Relevant Documents or other agreements or instruments between them.

               8.5 Costs and Expenses. Borrower shall be liable for all costs, charges and expenses, including in-house and outside attorneys' fees equal to 15 percent of the Obligations plus disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of the Lender's remedies with respect thereto.

               8.6 No Marshaling. Lender shall be under no obligation whatsoever to proceed first against any of the Collateral before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that Lender shall have the right, as it in its sole and absolute discretion shall determine to sell any or all of the Collateral in any order or simultaneously.

        9.     WAIVERS, CONSENTS
               -----------------

                9.1 Waivers. Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral.

                9.2   Consents.  Borrower consents:
                      ---------

                      (a) To any extension, postponement of time of payment, indulgence or to any substitution, exchange or release of Collateral.

                      (b) To the addition or release of any party or persons primarily or secondarily liable, or acceptance of partial payments due with respect to Collateral and the settlement, compromising or adjustment of the Obligations hereunder.

        10.    SURVIVAL
               --------

               All representations and warranties made herein or in any certificate or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and said certificates or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitation to the contrary notwithstanding. Lender's knowledge or notice of facts or circumstances that would render any representation or warranty untrue or misleading shall not discharge Borrower from liability arising by reason of such misrepresentation or breach of warranty.

        11.    EFFECT OF HOLIDAY
               -----------------

               If any payment pursuant to this Agreement or the Relevant Documents becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding banking day.

        12.    NOTICES
               -------

               12.1 Written, Effective Date. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by registered or certified mail, return receipt requested, facsimile transmission, overnight delivery service such as Federal Express, or hand delivery.

               12.2   To Lender.
                      ---------

                      Notices to Lender shall be directed to:

                       STERLING FINANCIAL SERVICES CO.
                       500 Seventh Avenue
                       New York, New York 10022

                12.3   To Borrower.
                       -----------

                      Notices of Borrower shall be directed to:

                      EASY MONEY OF VIRGINIA, INC.
                      5269 Greenwich Road
                      Virginia Beach, VA 23462.

        13.    TERMINATION OF AGREEMENT
               ------------------------

               13.1 Upon the effective date of termination of this Agreement, all Obligations shall be due and payable by Borrower to Lender.

               13.2 Termination By Lender. Lender shall have the right, at any time, in its sole and absolute discretion, to terminate this Agreement.

               13.3   Termination By Borrower.
                      -----------------------

                      (a) Borrower may terminate this Agreement, without penalty, upon any anniversary date of the execution hereof by giving Lender no less than sixty (60) days prior written notice. This Agreement shall terminate upon the anniversary date if and only if the Borrower has on the anniversary date paid to the Lender in full all of the Obligations.

                      (b) Notwithstanding the provisions of Subsection (a) hereof, Borrower may terminate this Agreement at any time upon:

                             (i)   giving sixty (60) days prior written notice
to Lender of its intention to do so; and

                             (ii)   paying to Lender, in full all of Borrower's
Obligations; and

                             (iii)  paying to Lender, as liquidated damages, an
amount equal to six (6) times the average monthly interest owed by Borrower to Lender on the Obligations during the Twelve (12) month period immediately preceding the Borrower's notice. The average monthly interest computation shall exclude any month for which no interest is owed by Borrower to Lender.

                      (c) For purposes of Subsection (b) hereof, Lender may, at its option, deem this agreement terminated by Borrower if, (i)within a ninety day period, more than 50% of the average of the preceding six month's balances of Borrowees Obligations to Lender are repaid, without Lender's express written consent, from funds arising from sources other than payments made directly by Account Debtors or other obligors on their respective obligations included in the Collateral; or (ii) there has occurred an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default hereunder, the occurrence of which would permit Lender to exercise any of its remedies under Section 8 of this Agreement (without regard to whether such remedies have been exercised).

                      (d) Liquidated damages payable under Subsection (c) shall be an amount equal to six (6) times the average monthly interest owed by Borrower to Lender on the Obligations during the Twelve (12) month period, excluding any month for which no interest is owed by Borrower to Lender, immediately preceding the first day of the ninety day period under Subsection
(c) (i) or the date of occurrence under Subsection (c) (ii). The average monthly interest calculation shall not exclude any month for which interest would have been owed by Borrower to Lender but for Borrowers acts that caused termination hereunder.

               13.4 Rights Upon Termination. Notwithstanding Lender's termination of this Agreement as herein provided, Lender's security interest, rights and remedies herein set forth shall remain in full force and effect until all of Borrower's Obligations to Lender are paid in full. Upon full payment of all Obligations and termination of this Agreement, Lender shall, upon request of Borrower, reassign all Receivables to Borrower without recourse and without warranties express or implied.

        14.    AMENDMENTS AND MISCELLANEOUS
               ----------------------------

               14.1 Amendments. The terms of this Agreement shall not be waived, altered, modified, amended, or supplemented in any manner whatsoever except by a written instrument signed by Lender and Borrower.

               14.2 Assignment. This Agreement and all rights of Lender hereunder shall be assignable by Lender without Borrower's consent. Without the prior written consent of Lender, Borrower shall not assign this Agreement or its obligations hereunder.

               14.3 Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               14.4 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               14.5 Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

               14.6 Joint Borrowers. If more than one entity executes this Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall mean each entity and each entity shall be jointly and severally liable as Borrower for the Obligation as defined herein without regard to which entity receives the proceeds of the loans and advances made hereunder. Each such entity hereby acknowledges that it expects to derive economic advantages from each such loan or advance made hereunder.

               14.7 Cross Default/Cross Collateral. All other agreements between Borrower and Lender and/or any of Lenders affiliates are hereby amended so that (a) a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement; and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements with Lender and/or its affiliates and the collateral pledged under any other agreement with Lender and/or its affiliates secures the Obligations under this Agreement.

               14.8 Expenses of Lender. Borrower agrees to pay all costs and expenses of the Lender in connection with the preparation, execution, delivery, and administration of this Agreement and other instruments and documents to be executed contemporaneously herewith.

               14.9 Section and Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

               14.10 Law. This Agreement together with all assignments made hereunder shall be deemed made in New York and subject to the laws of the State of New York and Borrower consents to the jurisdiction of any State or Federal Court located within the State of New York, and if Borrower is now, or in the future becomes, a non-resident of the State of New York, Borrower hereby waives personal service of any and all process and consents that all such service of process shall be made by certified or registered mail, return receipt requested, directed to Borrower at its address appearing on the records of Lender and service so made shall be complete ten (10) days after the same has been posted as aforesaid.

               IN WITNESS WHEREOF, the undersigned have caused these presents to be executed the day and year first above written.

BORROWER

EASY MONEY OF VIRGINIA, INC.                EASY MONEY OF TN, INC.


BY: /s/                                     BY: /s/
   --------------------------------            ---------------------------------
   David Greenberg - President                 David Greenberg - President

EASY MONEY OF NEVADA, INC.                  EASY MONEY OF MARYLAND, INC.

BY: /s/                                     BY: /s/
   --------------------------------            ---------------------------------
   David Greenberg - President                 David Greenberg - President

GULF INVESTMENT GROUP, INC.                 EASY MONEY OF LOUISIANA, INC.

BY: /s/                                     BY: /s/
   --------------------------------            ---------------------------------
   David Greenberg - President                 David Greenberg - President

LOAN STAR ENDEAVORS, INC.                   EASY MONEY OF CALIFORNIA, INC.

BY: /s/                                     BY: /s/
   --------------------------------            ---------------------------------
   David Greenberg - President                 David Greenberg - President

EASY MONEY OF UTAH, INC.                    EASY MONEY OF KENTUCKY, INC.

BY: /s/                                     BY: /s/
   --------------------------------            ---------------------------------
   David Greenberg - President                 David Greenberg - President


LENDER                                      STERLING FINANCIAL SERVICES CO

                                            BY: /s/
                                               ---------------------------------

                                   Schedule 1
                                   ----------

                                   Schedule 2
                                   ----------

                             Location of Collateral

               All Collateral of the Borrower, unless and until such Collateral is transferred to Lender's possession, is to be maintained at Borrower's places of business located at:


EASY MONEY OF VIRGINIA, INC.
5269 Greenwich Road
Virginia Beach, VA 23462

EASY MONEY OF LOUISIANA, INC.
1181 Entrance Rd.
Leesville, LA 71446

EASY MONEY OF TN, INC.
c/o Ct Corporation System
530 Gay St. Knoxville, TN 37902

LONE STAR ENDEAVORS, INC.
411 E. Rancier
Killeen, TX 76541

EASY MONEY OF NEVADA, INC.
4955 Craig Rd Ste 4
Las Vegas, NV 89115

EASY MONEY OF CALIFORNIA, INC.
14068 Graham St. Ste. 206
Moreno Valley, CA 92553

EASY MONEY OF MARYLAND, INC.
5000 Penn Ave.
Suitland, MD 20764

EASY MONEY OF UTAH, INC.
c/o Ct Corporation System
50 West Broadway
Salt Lake City, UT 84101

GULF INVESTMENT GROUP, INC.
1869 Pass Rd.
Biloxi, MS 39531

EASY MONEY OF KENTUCKY, INC.
1450 N. Dixie Blvd. #13
Radcliff, KY 40160

                                   Schedule 3
                                   ----------

                                   Other Items

1. None

                                   Schedule 4
                                   ----------

                         Names and Locations of Offices

Other names under which Borrower conducts business: See below
Locations where Borrower maintains Books and Records: See below and Locations where Borrower conducts business or operations: See below

EASY MONEY OF VIRGINIA, INC.
5269 Greenwich Road
Virginia Beach, VA 23462

EASY MONEY OF LOUISIANA, INC.
1181 Entrance Rd.
Leesville, LA 71446

EASY MONEY OF TN, INC.
c/o Ct Corporation System
530 Gay St. Knoxville, TN 37902

LONE STAR ENDEAVORS, INC.
411 E. Rancier
Killeen, TX 76541

EASY MONEY OF NEVADA, INC.
4955 Craig Rd Ste 4
Las Vegas, NV 89115

EASY MONEY OF CALIFORNIA, INC.
14068 Graham St. Ste. 206
Moreno Valley, CA 92553

EASY MONEY OF MARYLAND, INC.
5000 Penn Ave.
Suitland, MD 20764

EASY MONEY OF UTAH, INC.
c/o Ct Corporation System
50 West Broadway
Salt Lake City, UT 84101

GULF INVESTMENT GROUP, INC.
1869 Pass Rd.
Biloxi, MS 39531

EASY MONEY OF KENTUCKY, INC.
1450 N. Dixie Blvd. #13
Radcliff, KY 40160

                                   Schedule 5
                                   ----------

                              Financing Statements
                              --------------------

Existing financing statements on file against the Borrower naming the following secured parties:

None

                                                              500 SEVENTH AVENUE
                                                         NEW YORK, NY 10018-4502

                                                              PHONE 212-575-4533
                                                                FAX 212-382-3437

                                                              John C. Gallo, Jr.
   STERLING FINANCIAL SERVICES Co.                                Vice President

August 1, 1997

David Greenberg
Easy Money Group et al
Easy Money of Colorado, Inc.
Sunnybrook, Inc.

                             Re:   Loan, Security and Service Agreement
                                   ("Agreement") made this 12th day of December, 1996 between Sterling Financial Services Co. as Lender, and Easy Money of Virginia, Inc., Easy Money of Tn, Inc., Easy Money of Nevada, Inc., Easy Money of Maryland, Inc., Gulf Investment Group, Inc., Easy Money of Louisiana, Inc., Lone Star Endeavors, Inc., Easy Money of California, Inc., Easy Money of Utah, Inc. And Easy Money of Kentucky, Inc., Individually and collectively as Borrower

Dear Mr. Greenberg:

         The above agreement is hereby amended to include Easy Money of Colorado, Inc. and Sunnybrook, Inc. as additional Borrowers subject to all the terms and contained therein. The execution, delivery and performance this amendment by Easy Money of Colorado, Inc. and Sunnybrook, Inc. have been duly authorized by Board of Directors

        All other terms of the Loan, Security and Service Agreement shall remain unchanged.

        Please signify your agreement to the foregoing by executing the enclosed copy of this letter and returning it to us.

Very truly yours,

Sterling Financial Services Co.

By: /s/
      ------------------------------
      John Gallo, Vice President


Agreed To And Accepted:
Easy Money of Colorado, Inc.                  Sunnybrook, Inc.

By: /s/                                       By: /s/
    ------------------------------               ------------------------------
    David Greenberg - President                  David Greenberg - President

Easy Money of Virginia, Inc.                  Easy Money of Tn, Inc.

By: /s/                                       By: /s/
    ------------------------------                -----------------------------
    David Greenberg - President                   David Greenberg - President

Easy Money of Nevada, Inc.                    Easy Money of Maryland, Inc.

By: /s/                                       By: /s/
    ------------------------------               ------------------------------
    David Greenberg - President                  David Greenberg - President

Gulf Investment Group, Inc.                   Easy Money of Louisiana, Inc.

By: /s/                                       By: /s/
    ------------------------------               ------------------------------
    David Greenberg - President                  David Greenberg - President

Lone Star Endeavors, Inc.                     Easy Money of California, Inc.

By: /s/                                       By: /s/
    ------------------------------                -----------------------------
    David Greenberg - President                   David Greenberg - President

Easy Money of Utah, Inc.                      Easy Money of Kentucky, Inc.

By: /s/                                       By: /s/
    ------------------------------                -----------------------------
      David Greenberg - President                 David Greenberg - President

                                                              500 SEVENTH AVENUE
                                                         NEW YORK, NY 10018-4502

                                                              PHONE 212-575-4533
                                                                FAX 212-382-3437

                                                              John C. Gallo, Jr.
   STERLING FINANCIAL SERVICES Co.                                Vice President

May 12, 1998

David Greenberg, President
Easy Money Group et al

                             Re: Sterling National Bank Automated Clearing House Origination Agreement ("Agreement") made this 9th day of December, 1996 between Sterling National Bank as "Bank" and Easy Money of Virginia, Inc. as "Customer".

Dear Mr. Greenberg:

         The captioned Agreement is hereby amended to add Easy Money Holding Corporation, The Loan Alternative Corporation, Easy Money of NM, Inc., EM Holdings, Inc., Easy Money Title Loans, Inc., Easy Money of Tn, Inc., Easy Money of Nevada, Inc., Easy Money of Maryland, Inc., Gulf Investment Group, Inc., Sunnybrook of North Florida, Inc., Sunnybrook of Arizona, Inc., Sunnybrook of Hawaii, Inc., Sunnybrook of Md, Inc., Sunnybrook of Miss., Inc., Easy Money of Louisiana, Inc., Lone Star Endeavors,, Inc., Easy Money of California, Inc., Easy Money of Utah, Inc., Easy Money of Kentucky, Inc., Sunnybrook Inc., Easy Money of Colorado, Inc. and Easy Money of Indiana, Inc., as Customers. All of the above Customers hereby agree to be bound by all the terms contained in the Agreement.

The execution, delivery and performance this amendment by Easy Money Holding Corporation, The Loan Alternative Corporation, Easy Money of NM, Inc., EM Holdings, Inc., Easy Money Title Loans, Inc., Easy Money of Tn, Inc., Easy Money of Nevada, Inc., Easy Money of Maryland, Inc., Gulf Investment Group, Inc., Sunnybrook of North Florida, Inc., Sunnybrook of Arizona, Inc., Sunnybrook of Hawaii, Inc., Sunnybrook of Md, Inc., Sunnybrook of Miss., Inc., Easy Money of Louisiana, Inc., Lone Star Endeavors, Inc., Easy Money of California, Inc., Easy Money of Utah, Inc., Easy Money of Kentucky, Inc., Sunnybrook, Inc., Easy Money of Colorado, Inc., and Easy Money of Indiana, Inc., have been duly authorized by their respective Board of Directors.

All other terms of the Sterling National Bank Automated Clearing House Origination Agreement shall remain unchanged.

Please signify your agreement to the foregoing by executing the enclosed copy of this letter and returning it to us.

Very truly yours,

By:/s/
   ----------------------------------
   John C. Gallo, Jr., Vice President

Agreed To and Accepted:

Easy Money of Colorado, Inc.                  Sunnybrook, Inc.

By: /s/                                       By: /s/
  ------------------------------                 -------------------------------
  David Greenberg - President                    David Greenberg - President

Easy Money Virginia, Inc.                     Easy Money of Tn, Inc.

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Easy Money of Nevada, Inc.                    Easy Money of Maryland, Inc.

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Gulf Investment Group, Inc.                   Easy Money of Louisiana, Inc.

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Lone Star Endeavors, Inc.                     Easy Money of California, Inc.

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Easy Money of Utah, Inc.                      Easy Money of Kentucky, Inc.

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Easy Money of Indiana, Inc.                   Fast Cash, Inc.

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Easy Money of NM, Inc.                        The Loan Alternative Corporation

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

EM Holdings, Inc.                             Easy Money Holding Corporation

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Easy Money Title Loans, Inc.                  Sunnybrook of North Florida, Inc.

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Sunnybrook of Arizona, Inc.                   Sunnybrook of Md, Inc.

By: /s/                                       By: /s/
   ------------------------------                -------------------------------
   David Greenberg - President                   David Greenberg - President

Sunnybrook of Hawaii, Inc.                    Sunnybrook of Miss., Inc.

By: /s/                                       By: /s/
   ------------------------------                ------------------------------
   David Greenberg - President                   David Greenberg - President

                                                              500 SEVENTH AVENUE
                                                         NEW YORK, NY 10018-4502

                                                              PHONE 212-575-4533
                                                                FAX 212-382-3437

                                                              John C. Gallo, Jr.
   STERLING FINANCIAL SERVICES Co.                                Vice President

July 23, 1998

David Greenberg, President
Easy Money Group et al

                             Re:   Loan, Security and Service Agreement
                                   ("Agreement") made this 12th day of December, 1996 and amended on 9/15/97, 11/5/97 and
                                   12/10/97 between Sterling Financial Services
                                   Co. as Lender, and Easy Money of Virginia,
                                   Inc., Easy Money of Tn, Inc., Easy Money of
                                   Nevada, Inc., Easy Money of Maryland, Inc.,
                                   Gulf Investment Group, Inc., Easy Money of
                                   Louisiana, Inc., Lone Star Endeavors, Inc.,
                                   Easy Money of California, Inc., Easy Money of Utah, Inc., Easy Money of Kentucky, Inc., Sunnybrook, Inc., Easy Money of Colorado, Inc., Easy Money of Indiana, Inc. and Fast Cash, Inc., individually and collectively as Borrower

Dear Mr. Greenberg:

        Effective 9/15/97 your line of credit increased from $300,000 to $800,000. This increase was included in the amended Loan, Security and Service Agreement dated 9/15/97.

Very truly yours,

By: /s/
   ---------------------------------
   John Gallo, Senior Vice President

cc: KPMG Peat Marwick via fax att: Dan Eldridge. The above represents Easy Money's line as of 12/31/97.

                                                              500 SEVENTH AVENUE
                                                         NEW YORK, NY 10018-4502

                                                              PHONE 212-575-5219
                                                                FAX 212-382-3437

                                                            Leonard M. Imperiale
   STERLING FINANCIAL SERVICES Co.                                Vice President

October 19, 2000

David Greenberg, President
Easy Money Group et al
5295 Greenwich Rd. - Suite 108
Virginia Beach, VA. 23462

Dear Mr. Greenberg:

                             Re:   Loan, Security and Service Agreement
                                   ("Agreement") made this 12" day of December, 1996 and amended on 8/1/97 and amended and restated on 9/15/97 and amended on 11/5/97, 12/10/97 and 6/8/98 between Sterling Financial Services Co. as Lender, and the corporations listed on Exhibit A attached hereto individually and collectively as Borrower

Dear Mr. Greenberg:

The captioned Agreement is hereby amended to add Easy Money Check Cashing, Inc., EM Consumer Services, Inc., EM Consumer Services of MD, Inc.(formerly Dollar Express, Inc.), JHF Enterprises, Inc. d/b/a Easy Money, JHF Enterprises, Inc. d/b/a Cash 2 U, Tidewater Services of Delaware, Inc., Easy Money Auto Sales, Inc. (formerly Easy Money Title Loans, Inc.), Money Network Financial Services, Inc., The Cheyenne Servicing Corporation, Ltd., Easy Advances of MS, Inc., Easy Money, Inc., Easy Money of Kansas, Inc., Money Express Leasing, Inc., Payday Check Cashing, Inc. and Sunnybrook of Missouri, Inc. as Borrower. Easy Money Check Cashing, Inc., EM Consumer Services, Inc., EM Consumer Services of MD, Inc. (formerly Dollar Express, Inc.), JHF Enterprises, Inc. d/b/a Easy Money, JHF Enterprises, Inc. d/b/a Cash 2 U, Tidewater Services of Delaware, Inc., Easy Money Auto Sales. Inc. (formerly Easy Money Title Loans, Inc) Money Network Financial Services, Inc., The Cheyenne Servicing Corporation, Ltd., Easy Advances of MS, Inc., Easy Money, Inc., Easy Money of Kansas, Inc., Money Express Leasing, Inc., Payday Check Cashing, Inc. and Sunnybrook of Missouri. Inc. hereby agree to be bound by all the terms contained in the Agreement. In addition, Schedules 2 and 4 to the Agreement are hereby amended by adding the name and addresses of Easy Money Check Cashing, Inc., EM Consumer Services, Inc., EM Consumer Services of MD, Inc. (formerly Dollar Express, Inc.), JHF Enterprises, Inc. d/b/a Easy Money, JHF Enterprises, Inc. d/b/a Cash 2 U, Tidewater Services of Delaware, Inc, Easy Money Auto Sales, Inc. (formerly Easy Money Title Loans, Inc.), Money Network Financial Services, Inc., The Cheyenne Servicing Corporation, Ltd., Easy Advances of MS, Inc., Easy Money, Inc., Easy Money of Kansas, Inc., Money Express Leasing, Inc., Payday Check Cashing, Inc. and Sunnybrook of Missouri, Inc. as set forth in Exhibit B and attached hereto.

The execution, delivery and performance this amendment by Easy Money Check Cashing, Inc., EM Consumer Services, Inc., EM Consumer Services of MD, Inc.(formerly Dollar Express, Inc.), JHF Enterprises, Inc. d/b/a Easy Money, JBF Enterprises, Inc. d/b/a Cash 2 U, Tidewater Services of Delaware, Inc., Easy Money Auto Sales, Inc. (formerly Easy Money Title Loans, Inc.), Money Network Financial Services, Inc., The Cheyenne Servicing Corporation, Ltd., Easy Advances of MS, Inc., Easy Money, Inc., Easy Money of Kansas, Inc., Money Express Leasing, Inc., Payday Check Cashing, Inc. and Sunnybrook of Missouri, Inc. has been duly authorized by its respective Board of Directors.

Further, the following sections of the captioned Agreement are hereby amended:

1. Section 4.5 (e) is hereby amended to add subsection (v) Other Information. Borrower agrees to furnish Lender no later than ten (10) days after the end of each month a report listing all corporate entities where borrower conducts business, operations or maintains collateral. Said report shall be sorted by all locations (offices) within corporate entity; corporate entity within subsidiary(s); subsidiary(s) within holding company and shall be certified as true and correct by the Borrower's chief executive officer and chief financial officer.

2. Section 4.15 (a) is hereby amended in its entirety as follows: (a) Immediately notify Lender if Borrower is known by or conducting business (including maintaining collateral) under any names other than those set forth on
Schedule 2 and Schedule 4 annexed hereto and made part hereof, and

3. Section 4.15 (b) is hereby amended in its entirety as follows: (b) Immediately notify Lender if Borrower is conducting any of its business or operations (including maintaining collateral) at or from offices or locations other than set forth on Schedule 2 and Schedule 4 annexed hereto and made part hereto, or if it changes the location of its chief executive office.

All other terms of the Loan, Security and Service Agreement shall remain unchanged.

Please signify your agreement to the foregoing by executing the enclosed copy of the Signature Page of this Letter Agreement and returning it to us.

Very truly yours,

By: /s/
   ------------------------------------
   Leonard M. Imperiale, Vice President

            SIGNATURE PAGE TO LETTER AGREEMENT DATED October 19, 2000
                             Agreed To And Accepted:

BORROWER:

Easy Advances of MS, Inc.                     by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money Holding Corporation                by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money, Inc.                              by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of California, Inc.                by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Colorado, Inc.                  by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Indiana, Inc.                   by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Kansas, Inc.                    by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Kentucky, Inc.                  by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Louisiana, Inc.                 by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Maryland, Inc.                  by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Nevada, Inc.                    by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of NM, Inc.                        by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Tennessee, Inc.                 by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Utah, Inc.                      by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money of Virginia, Inc.                  by /s/
                                                 -------------------------------
                                                 David Greenberg - President

            SIGNATURE PAGE TO LETTER AGREEMENT DATED October 19, 2000
                            Agreed To And Accepted:

BORROWER (CONTINUED):

EM Holdings, Inc.                             by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Fast Cash, Inc.                               by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Gulf Investment Group, Inc.                   by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Lone Star Endeavors, Inc.                     by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Loan Alternative Corporation, The             by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Money Express Leasing, Inc.                   by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Sunnybrook, Inc,                              by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Sunnybrook of Arizona, Inc.                   by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Sunnybrook of Hawaii, Inc.                    by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Sunnybrook of MD, Inc.                        by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Sunnybrook of Mississippi, Inc.               by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Sunnybrook of Missouri, Inc.                  by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Sunnybrook of North Florida, Inc.             by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Money Network Financial Services , Inc.       by /s/
                                                 -------------------------------
                                                 David Greenberg - President

The Cheyenne Servicing Corporation, LTD       by /s/
                                                 -------------------------------
                                                 David Greenberg - President

            SIGNATURE PAGE TO LETTER AGREEMENT DATED October 19, 2000
                             Agreed To And Accepted:

BORROWER (CONTINUED):

Easy Money Auto Sales, Inc.
as successor to Easy Money Title Loans, Inc.  by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Easy Money Check Cashing, Inc.                by /s/
                                                 -------------------------------
                                                 David Greenberg - President

EM Consumer Services, Inc.                    by /s/
                                                 -------------------------------
                                                 David Greenberg - President

EM Consumer Services of MD, Inc.
formerly Dollar Express, Inc.                 by /s/
                                                 -------------------------------
                                                 David Greenberg - President

JHF Enterprises, Inc.
d/b/a Easy Money                              by /s/
                                                 -------------------------------
                                                 David Greenberg - President

JHF Enterprises, Inc.
d/b/a Cash 2 U                                by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Tidewater Services of Delaware, Inc.          by /s/
                                                 -------------------------------
                                                 David Greenberg - President

Payday Check Cashing, Inc.                    by /s/
                                                 -------------------------------
                                                 David Greenberg - President

EXHIBIT A TO LOAN SECURITY AND SERVICE AGREEMENT DATED DECEMBER 12,1996 AND AMENDED ON 8/1/97 AND AMENDED AND RESTATED ON 9/15/97 AND AMENDED ON 11/5/97, 12/10/97 AND 6/8/98 BETWEEN STERLING FINANCIAL SERVICES CO. AND THE FOLLOWING BORROWING CORPORATIONS:

CORPORATE NAME                              STATE OF INCORPORATION

Cheyenne Servicing Corporation, Ltd, The    DE     (amended October 19, 2000)
Easy Advances of MS, Inc.                   MS     (amended October 19, 2000)
Easy Money Check Cashing, Inc.              NV     (amended October 19, 2000)
Easy Money Holding Corporation              VA
Easy Money, Inc.                            VA     (amended October 19, 2000)
Easy Money of California, Inc.              CA
Easy Money of Colorado, Inc.                CO
Easy Money of Indiana, Inc.                 IN
Easy Money of Kansas, Inc.                  KS     (amended October 19, 2000)
Easy Money of Kentucky, Inc.                KY
Easy Money of Louisiana, Inc.               LA
Easy Money of Maryland, Inc.                MD
Easy Money of Nevada, Inc.                  NV
Easy Money of NM, Inc.                      NM
Easy Money of Tennessee, Inc.               TN
Easy Money of Utah, Inc.                    UT
Easy Money of Virginia, Inc.                VA
Easy Money Auto Sales, Inc.(as successor    FL     (amended October 19, 2000)
  to  Easy MoneyTitle Loans, Inc.)
EM Consumer Services, Inc.                  CO     (amended October 19, 2000)
EM Consumer Services of MD, Inc.            MD     (amended October 19, 2000)
EM Holdings, Inc.                           VA
Fast Cash, Inc.                             LA
Gulf Investment Group, Inc.                 MS
JHF Enterprises, Inc.                       FL     (amended October 19, 2000)
  (d/b/a Easy Money & Cash 2 U)
Lone Star Endeavors, Inc.                   TX
Loan Alternative Corporation, The           TX
Money Express Leasing, Inc.                 MD     (amended October 19, 2000)
Money Network Financial Services, Inc.      NV     (amended October 19, 2000)
Payday Check Cashing, Inc.                  LA     (amended October 19, 2000)
Sunnybrook, Inc.                            NM
Sunnybrook of Arizona, Inc.                 AZ
Sunnybrook of Hawaii, Inc,                  HI
Sunnybrook of MD, Inc.                      MD
Sunnybrook of Mississippi, Inc.             MS
Sunnybrook of Missouri, Inc.                MO     (amended October 19, 2000)
Sunnybrook of North Florida, Inc.           FL
Tidewater Services of Delaware              DE     (amended October 19, 2000)

EXHIBIT B OF THE LETTER AGREEMENT DATED October 19, 2000 AMENDING SCHEDULES 2 AND 4 OF THE LOAN SECURITY AND SERVICE AGREEMENT DATED DECEMBER 12,1996 AND AMENDED ON 8/1/97AND AMENDED AND RESTATED ON 9/15/97AND AMENDED ON 11/5/97,12/10/97 AND 6/8/98 BETWEEN STERLING FINANCIAL SERVICES CO. AND THE CORPORATIONS LISTED ON EXHIBIT A.

EXHIBIT B: LOCATIONS WHERE BORROWER CONDUCTS BUSINESS, OPERATIONS OR MAINTAINS
COLLATERAL:

EM HOLDINGS, INC.:
Virginia Corporation
FIN# 54-1871734 100%

               EASY ADVANCE OF MS, INC.
               Mississippi Corporation
               FIN# 62-1764137

                      (Formerly)
               GULF INVESTMENT GROUP, INC.
               FIN# 64-0841123
                           Biloxi (01) DBA Easy Advance of MS. Inc..
                           -----------------------------------------
                           1869 Pass Road
                           Biloxi, MS 39531

               EM CONSUMER SERVICES OF MARYLAND, INC.
               Maryland Corporation
               FIN# 54-1983368

                      (Formerly)
               EASY MONEY OF MD, INC.
               FIN# 52-1925123
                           Suitland(17) DBA EM Consumer Services. Inc..
                           --------------------------------------------
                           5000 Penn #J
                           Suittand, MD 20746

                           District Heights (129) DBA EM Consumer Services, Inc.
                           -----------------------------------------------------
                           60315 Malborough Pike
                           Forrestville, MD 20747

                           Perry Hall ( 139) DBA EM Consumer Services, Inc.
                           ------------------------------------------------
                           8620 Belair Rd.
                           Baltimore, MD

                           Pikesville (356) DBA EM Consumer Services. Inc.
                           -----------------------------------------------
                           Closed - 6100

               JHF ENTERPRISES, INC. (d/b/a Easy Money & Cash 2 U) Florida Corporation
               FTN#

(continued) Exhibit B of Letter Agreement dated October 19, 2000

               SUNNYBROOK OF NORTH FL, INC.
               Florida Corporation
               FIN# 59-1925123
                           Ft. Walton Beach (301) DBA Sunnybrook
                           -------------------------------------
                           446-A Racetrack Rd.
                           Ft. Walton Beach, FL 32547

                           Pensacola (302) DBA Sunnybrook
                           ------------------------------
                           796 N. Navy Blvd.
                           Pensacola, FL 32507

               SUNNYBROOK OF HAWAII, INC.
               Hawaii Corporation
               FIN# 99-0333117
                           Honolulu (303) DBA Sunnvbrook
                           ------------------------------
                           3057 Koapaka St.
                           Honolulu, HI 96819

               SUNNYBROOK OF ARIZONA, INC.
               Arizona Corporation
               FIN# 86-0899886
                           Sierra Vista (307) DBA Sunnvbrook
                           ----------------------------------
                           333 W. Fry Blvd.
                           Sierra Vista, AZ 85635

                TIDEWATER SERVICES OF DELAWARE, INC.
                Delaware Corporation
                FIN# 54-1990684

                           Virginia Beach (950) DBA Tidewater Services
                           -------------------------------------------
                           5295 Greenwich Road Suite 108
                           Virginia Beach, VA 23462

               EASY MONEY CHECK CASHING, INC.
               Nevada Corporation
               FIN# 52-2206565

               THE CHEYENNE CORPORATION, Ltd.
               Colorado Corporation
               FIN# 84-1516848

               MONEY EXPRESS LEASING, Inc.
               Maryland Corporation
               FIN#

               MONEY NETWORK FINANCIAL SERVICES, Inc.
               Nevada Corporation
               FIN#

(continued) Exhibit B of Letter Agreement dated October 19, 2000

               SUNNYBROOK OF MD, Inc.
               Maryland Corporation
               FIN#

               SUNNYBROOK OF MISSISSIPPI, Inc.
               Mississippi Corporation
               FIN# 64-0887260

               SUNNYBROOK OF MISSOURI, Inc.
               Missouri Corporation
               FIN#

         EASY MONEY HOLDING CORPORATION:
         Virginia Corporation
         FIN# 54-1875786
         100%
               EASY MONEY OF IN, INC.
               Indiana Corporation
               FIN# 54-1849724
                           Indianapolis #1 (077) DBA Easy Money
                           ------------------------------------
                           1525 N. Post Road
                           Indianapolis, IN 46219

                           Indianapolis #2 (078)
                           ---------------------
                           Closed - 3/99

                           Indianapolis #3 (093) DBA Easy Money
                           ------------------------------------
                           5328 West Washington Street
                           Indianapolis, IN 46222

                           Indianapolis #4 (100)
                           ---------------------
                           Closed - 6/99

                           Kokomo (098) DBA Easy Money
                           ---------------------------
                           1513 East Markland Avenue
                           Kokomo, IN 46902

                           Fort Wayne #1 (104) DBAEasyMoney
                           --------------------------------
                           2618 Maple Crest Road
                           Fort Wayne, IN 46835

                           Fort Wayne #2 (114)
                           -------------------
                           Closed - 5/99

                           Jeffersonville (121)
                           --------------------
                           Closed - 6/99

(continued) Exhibit B of Letter Agreement dated October 19, 2000

               EASY MONEY OF NM, INC.
               New Mexico Corporation
               FIN# 74-2828674

                           Alamogordo # 1 (027).
                           ---------------------
                           Closed - 7/99
                           Las Cruces (083) DBA Easy Money
                           -------------------------------
                           1011 N. Mesquite
                           Las Cruces, NM 88001

                           Chaparral (084) DBA Easy Money
                           ------------------------------
                           300-C McCombs St.
                           Chaparral, NM 88021

                           Albuquerque #1 (086) DBA Easy Money
                           -----------------------------------
                           4000 Menaul Blvd.
                           Albuquerque, NM 87110

                           Albuquerque #2 (087)
                           --------------------
                           Closed - 4/99

                           Santa Fe (089) DBA Easy Money
                           -----------------------------
                           1432 Cerillos Road
                           Santa Fe, NM 87501

                           Farmington (091) DBA Easy Money
                           -------------------------------
                           207 East Broadway
                           Farmington, NM 87401

                           Roswell (097) DBA Easy Money
                           ----------------------------
                           200 West Second Street
                           Roswell, NM 88202

                           Carlsbad(102) DBAEasyMoney
                           --------------------------
                           602 North Canal
                           Carlsbad, NM 88220

                           Gallup (107) DBA Easy Money
                           ---------------------------
                           1113 West Highway 66
                           Gallup, NM 87301

                           Espanola (112) DBA Easy Money
                           -----------------------------
                           912 A N. Riverside Dr.
                           Espanola, NM 87532

                           Bermillo (113)
                           --------------
                           Closed - 2/99

                           Los Lunas (116) ) DBA Easy Money
                           --------------------------------
                           1938 Main St. NE, Ste. 8
                           Los, Lunas, NM 87031

                           Alamogordo #2 (125) DBA Easy Money
                           ----------------------------------
                           15 10 N. White Sands Blvd.
                           Alamogordo, NM 88310

(continued) Exhibit B of Letter Agreement dated October 19, 2000

               EASY MONEY OF CO, INC.
               Colorado Corporation
               FIN# 91-1786338
               EM CONSUMER SERVICES, INC
               Colorado Corporation
               FIN# 84-1539296

EASY MONEY OF VIRGINIA, INC.
Virginia Corporation
FIN# 54-1742502
               100%
                       EASY MONEY OF CA, INC.
                       California Corporation
                       FIN# 33-0660916

                           Moreno Valley (013) DBA Easy Money
                           ----------------------------------
                           23639-F Sunnymeade Blvd.
                           Moreno Valley, CA 92553

                           29 Palms (014) DBA Easy Money
                           -----------------------------
                           71757 29 Palms Hwy. Ste. B
                           29 Palms, CA 92277

                           Oceanside(015) DBAEasyMoney
                           ---------------------------
                           3375 Mission Ave., #C
                           Oceanside, CA 92054

                           San Diepo (016) DBA Easy Money
                           ------------------------------
                           3158 Main St., #G
                           San Diego, CA 92113

                           Vallejo (012)
                           -------------
                           Closed - 1/00

                       EASY MONEY OF KY, INC.
                       Kentucky Corporation
                       FIN# 61-1277538
                           Radcliff #1 (003)
                           -----------------
                           Closed - 2/99

                           Ft. Campbell (004) DBA Easy Money
                           ---------------------------------
                           16428 Ft. Campbell Blvd.
                           Ft. Campbell, KY 42262

                           Radcliff #2(010) DBAEasyMoney
                           -----------------------------
                           625 Knox Blvd.
                           Radcliff, KY 40160

                           Erlanger (056) DBA Easy Money
                           -----------------------------
                           22 Commonwealth, 2nd Flr.
                           Erlanger, KY 41018

                           Louisville #1 (057) DBA Easy Money
                           ----------------------------------
                           2803 South 3rd St.
                           Louisville, KY40208

(continued) Exhibit B of Letter Agreement dated October 19, 2000

                           EASY MONEY OF KENTUCKY (continued)

                           Louisville #2 (058) DBA Easy Money
                           ----------------------------------
                           5213-B Preston Highway
                           Louisville, KY 40213

                           Louisville #3 (059)
                           -------------------
                           Not Opened

                           Winchester (061) DBA Easy Money
                           -------------------------------
                           17 Sycamore Street
                           Winchester, KY 40391

                           Morehead (062) DBA Easy Money
                           -----------------------------
                           334 East Main Street
                           Morehead, KY 40351

                           Grayson (063) DBA Easy Money
                           ----------------------------
                           301 S. Carol Malone Blvd.
                           Grayson, KY 41143

                           Lexington 41 (064) DBA Easy Money
                           ---------------------------------
                           3101 Richmond Rd. Ste. 314
                           Lexington, KY 40509

                           Frankfort (066) DBA Easy Money
                           ------------------------------
                           1100 US 127 South Ste. A-3
                           Frankfort, KY 40601

                           Louisville #4 (069) DBA Easy Money
                           ----------------------------------
                           4444 Cane Road
                           Louisville, KY 40216

                           Louisville #5 (072) DBA Easy Money
                           ----------------------------------
                           2909 Preston Hwy
                           Louisville, KY 40217

                           Oakgrove, KY (073)
                           ------------------
                           Closed - 10/99

                           Covington (074) DBA Easy Money
                           ------------------------------
                           409 Scott Street
                           Covington, KY 41011

                           Bowling Green (082) DBA Easy Money
                           ----------------------------------
                           520-B 31 West Bypass
                           Bowling Green, KY 42101

                           Lexington #3 (103) DBA Easy Money
                           ---------------------------------
                           1700 Alexandria St., Ste. I
                           Lexington, KY 40504

                           Lexingon #2 (106) DBA Easy Money
                           --------------------------------
                           Closed - 2/99

(continued) Exhibit B of Letter Agreement dated October 19, 2000

                           EASY MONEY OF KENTUCKY (continued)

                           Richmond (111)
                           --------------
                           Closed -3/99

                           Radcliff -#3 (127) DBA Easy Money
                           ---------------------------------
                           1629 N. Dixie Blvd.
                           Radcliff, KY 40160

                           KY- Satellites (19) DBA Easy Money
                           ----------------------------------
                           Corporate Office

               EASY MONEY OF NV, INC.
                       Nevada Corporation
                       FIN# 88-0334339
                           LasVegas#1(011) DBA Easy Money
                           ------------------------------
                           4955 E. Craig Rd., Ste 4
                           Las Vegas, NV 89115

                           Las Veizas#2 (039) DBA Easy Money
                           ---------------------------------
                           1955 E. Tropicana Ave. #H
                           Las Vegas, NV 89119

                           Las Veizas #2 (045) DBA Easy Money
                           ----------------------------------
                           625 N. Las Vegas Blvd.
                           Las Vegas, NV 89 101

                           Las Vegas #4 (095) DBA Easy Money
                           1030 North Rancho
                           Las Vegas, NV 89106

                           Reno (079) DBA Easy Money
                           1S Stewart Street
                           Reno, NV 89501

                       EASY MONEY OF LA, INC.
                       Louisiana Corporation
                       FIN# 72-1285741
                           Leesville (007) DBA Easy Money
                           ------------------------------
                           1181 Entrance Road
                           Leesville, LA 71446

                           Alexandria (022) DBA Easy Money
                           -------------------------------
                           5215 -C Jackson St. Ext.
                           Alexandria, LA 71302

                           Kenner (023) DBA Easy Money
                           ---------------------------
                           3130 Loyola Drive #5
                           Kenner, LA 70665

                           New Orleans #1 (024) DBA Easy Money
                           -----------------------------------
                           5703 Read Blvd.
                           New Orleans, LA 70127

(continued) Exhibit B of Letter Agreement dated October 19, 2000

                                 EASY MONEY OF LOUISIANA (continued)
                                 -----------------------------------

                           New Orleans #2 (025) DBA Easy Money
                           -----------------------------------
                           964 Manhattan Dr. Ste. #3
                           Harvey, LA 70058

                           Abbeville (026) DBA Easy Money
                           ------------------------------
                           2138 Charity Street
                           Abbeville, LA 70510

                           New Iberia (028) DBA Easy Money
                           -------------------------------
                           1102 Admiral Doyle Dr.
                           New Iberia, LA 70560

                           Baton Rouge# 1 (029)
                           --------------------
                           Closed - 5/99

                           Baton Rouge #2 (030) DBA Easy Money
                           -----------------------------------
                           7171 Airline Hwy. Ste. 6
                           Baton Rouge, LA 70805

                           Houma (031) DBA Easy Money
                           --------------------------
                           1314B Grand Caillou Rd.
                           Houma, LA 70363

                           Natchitoches (032) DBA Easy Money
                           ---------------------------------
                           105 Hwy. I South
                           Natchitoches, LA 71457

                           New Orleans #3 (033) DBA Easy Money
                           -----------------------------------
                           3844 Dublin Street
                           New Orleans, LA 70118

                           New Orleans #4 (034) DBA Easy Money
                           -----------------------------------
                           2091 Caton Street
                           New Orleans, LA 70122

                           Slidell #1 (036) DBA Easy Money
                           -------------------------------
                           3277 Ponchatrain Drive
                           Slidell. LA 70461

                           Slidell #2 (037)
                           ----------------
                           Closed - 10/97

                           Hammond (038) DBA Easy Money
                           ----------------------------
                           2210 W. Thomas
                           Hammond, LA 70401

                           Morgan City (040) DBA Easy Money
                           --------------------------------
                           6607 Highway 90 East
                           Moroan City, LA 70380

                           Bossier City #1 (042) DBA Easy Money
                           ------------------------------------
                           1901 Northgate
                           Bossier City, LA 71112

                           EASY MONEY OF VIRGINIA, INC. (continued)

(continued) Exhibit B of Letter Agreement dated October 19, 2000

                           Bogalusa (043) DBA Easy Money
                           -----------------------------
                           429 Columbia Street
                           Bogalusa, LA 70427

                           Franklinton (044) DBA Easy Money
                           --------------------------------
                           970 Washington Street
                           Franklinton, LA 70438

                           Metairie #1 (049)
                           -----------------
                           Closed - 10/97

                           Harahan (050
                           ------------
                           Closed - 11/99

                           New Orleans #5 (051) DBAEasyMoney
                           ---------------------------------
                           2025 St. Claude Ave.
                           New Orleans, LA 70116

                           New Orleans #6 (052)
                           --------------------
                           Closed - 4/97

                           Baton Rouge #4 (053) DBA Easy Money
                           -----------------------------------
                           11261 Florida Blvd
                           Baton Rouge, LA 70815

                           Deridder (054) DBA Easy Money
                           -----------------------------
                           118 North Pine Street
                           Deridder, LA 70634

                           Covington (055) DBA Easy Money
                           ------------------------------
                           1200 Business 190, Bay 20
                           Covington, LA 70433

                           Harvey #2 (060)
                           ---------------
                           Closed - 2/97

                           Lake Charles (068) DBA Easy Money
                           ---------------------------------
                           713 West Prien Lake Rd.
                           Lake Charles, LA 70605

                           Monroe. LA (070) DBA Easy Money
                           -------------------------------
                           2323 Louisville Ave.
                           Monroe, LA 71201

                           Baton Rouge#3 (071) DBA Easy Money
                           ----------------------------------
                           5623 Government Street
                           Baton Rouge, LA 70806

                           Metairie #2 (075) DBA Easy Money
                           --------------------------------
                           3017 N. Causeway Road
                           Metairie, LA 70002

                           Bossier City #2 (076) DBA Easy Money
                           ------------------------------------
                           1423 Airline Drive
                           Bossier City, LA 71112

(continued) Exhibit B of Letter Agreement dated October 19, 2000

               EASY MONEY OF LA, INC. (continued)

                           Gentilly Woods (085) DBA Easy Money
                           -----------------------------------
                           4349 Chef Menteur Hwy.
                           Gentilly Woods, LA 70126

                           Lafayette #1 (090) DBA Easy Money
                           ---------------------------------
                           510 Johnston Street
                           Lafayette, LA 70501

                            West Monroe (099) DBA Easy Money
                            --------------------------------
                            701 North Seventh St.
                            West Monroe, LA 71294

                            Lafayette #2 (101)
                            ------------------
                            Closed -3/99

                            Alexandria #2 (120)
                            -------------------
                            Closed - 5/99

                            BakerA/F(133) DBA Easy Money
                            ----------------------------
                            8156 Plank Road
                            Baker, LA 70811

                            LaPlaceA/F(134) DBA Easy Money
                            ------------------------------
                            3309 Hwy. 51 Ste. B
                            LaPlace, LA 70068

                            Lake Charles A/F (135) DBA Easy Money
                            -------------------------------------
                            3615 Ryan Street
                            Lake Charles, LA 70605

                            Denham Springs(136) DBA Easy Money
                            ----------------------------------
                            2608 South Range Ave.
                            Denham Springs, LA 70726

                       FAST CASH, INC.
                       Louisiana Corporation
                       FTN# 72-1071613
                           Fast Cash #1 (108) DBA Fast Cash, Inc.
                           --------------------------------------
                           450 West 70th Street
                           Shreveport, LA 71106

                             Fast Cash #2 (109) DBA Fast Cash, Inc.
                             --------------------------------------
                             1850 Nelson Street
                             Shreveport, LA 71107

                             FastCash#3(110) DBA Fast Cash, Inc.
                             -----------------------------------
                             1020 Barksdale Hwy.
                             Shreveport, LA 71105

(continued) Exhibit B of Letter Agreement dated October 19, 2000

                       PAYDAY CHECK CASHING, INC.
                       Louisiana Corporation
                       FIN# 72-1083059
                           Metairie H/O (501) DBA Payday Check Cashing, Inc.
                           -------------------------------------------------
                           3644 W. Esplanade
                           Metairie, LA 70002

                            Metairie #2 (502
                            ----------------
                            Closed

                            Slidell (503) DBA Payday Check Cashing, Inc.
                            --------------------------------------------
                            13 18 Gause Street
                            Slidell, LA 70458

                            New Orleans (504) DBA Payday Check Cashing, Inc.
                            ------------------------------------------------
                            8127 Oleander Street
                            New Orleans, LA 70119

                            Kenner (505) DBA Payday Check Cashing, Inc.
                            -------------------------------------------
                            2801 Loyola Blvd., Ste. 8
                            Kenner, LA 70062

                            Marrero (506) DBA Payday Check Cashing, Inc.
                            --------------------------------------------
                            5993 A Lapalco Blvd.
                            Marrero, LA 70072

                            Harahan (507) DBA Payday Check Cashing, Inc.
                            --------------------------------------------
                            6626 Jefferson Hwy.
                            Harahan, LA 70123

                       EASY MONEY OF KS, INC.
                       Kansas Corporation
                       FIN# 48-1202582
                             Junction City (126) DBA Easy Money
                             -----------------------------------
                             1104D Grand Ave.
                             Junction City, KS 66441

                       EASY MONEY OF TN, INC.
                       Tennessee Corporation
                       FIN# 62-1651516
                           Lexington (041) DBA Easy Money
                           ------------------------------
                           272 W. Church Street
                           Lexington, TN 38351

                            Jackson (046) DBA Easy Money
                            ----------------------------
                            2039 Hollywood Dr.
                            Jackson, TN 38301

                            Dyersburg (047) DBA Easy Money
                            ------------------------------
                            620 E. Mail Drive
                            Dyersburg, TN 38024

                            Memohis (048) DBA Easy Money
                            ----------------------------
                            4045 American Way, Ste. 9
                            Memphis, TN 38118

(continued) Exhibit B of Letter Agreement dated October 19, 2000

                       EASY MONEY OF UT, INC.
                       Utah Corporation
                       FIN# 87-0547914
                           St. George (092) DBA Easy Money
                           --------------------------------
                           912 West Sunset Blvd.
                           St. George, UT 84770

                            Salt Lake City (105
                            -------------------
                            Closed - 9/99

                       EASY MONEY TITLE LOANS, INC.
                       Florida Corporation
                       FIN# 65-0825443
                           Orlando (131) DBA Easy Money
                           ----------------------------
                           Closed - 6/00

                           Pompano Beach (124) DBA Easy Money
                           ----------------------------------
                           800 N. Federal Highway
                           Pompano Beach, FL 33062

                       LOAN ALTERNATIVE CORPORATION DBA CASH SOURCE
                       Texas Corporation
                       FIN# 74-2856342

                       LONE STAR ENDEAVORS, INC.
                       Texas Corporation
                       FIN# 74-2725590
                           Killeen #1 (302) DBA Cash Source
                           --------------------------------
                           411 E. Rancier
                           Killeen, TX  76541

                           Killeen#2 (308 ) DBA Cash Source
                           --------------------------------
                           205G W. Rancier
                           Killeen, TX 76541

                           Killeen #3 (304 ) DBA Cash Source
                           ---------------------------------
                           516-B W. Rancier
                           Killeen, TX 76541

                           San Antonio (306) DBA Cash Source
                           ---------------------------------
                           7008 Highway 90 West
                           San Antonio, TX 78227

                           El Paso (335) ) DBA Cash Source
                           -------------------------------
                           911 Huckleberry
                           El Paso, TX 79903

                       SUNNYBROOK, INC.
                       New Mexico Corporation
                       FIN# 85-0332973

(continued) Exhibit B of Letter Agreement dated October 19, 2000

                       STATELINE MARKETING, INC.
                       North Carolina Corporation
                       FIN# 56-1863131

                       EASY MONEY, INC.
                       Delaware Corporation
                       FIN# 54-1839904